Exhibit 99.1

11695 Johns Creek Pkwy. Johns Creek, GA 30097 NEWS RELEASE

For media information:	For investor information:

Mike O’Sullivan	Gregg Swearingen
(937) 242-4786	(937) 242-4600
mike.osullivan@teradata.com	gregg.swearingen@teradata.com

For Release on October 14, 2013

Teradata Lowers Guidance for 2013

Preliminary third quarter revenue growth of 3 percent, up 4 percent in constant currency

–	Americas revenue up 7%, U.S. revenue up 8%

–	EMEA revenue up 10%, Europe revenue up 13%

–	APJ revenue down 21%

Teradata Board of Directors increases share repurchase authorization by $300 million

ATLANTA – Teradata Corporation (NYSE: TDC) today announced that it expects revenue for the third quarter ended September 30, 2013 to be approximately $665 million, up 3 percent, and up 4 percent in constant currency(1) from the prior-year period. Teradata expects to report third quarter earnings per share in the approximate range of $0.58—$0.59, as reported under U.S. Generally Accepted Accounting Principles (GAAP), $0.69—$0.70 on a non-GAAP basis, which excludes stock-based compensation expense and special items.(2)

As a result, Teradata is lowering its full-year guidance for 2013 to reflect the preliminary third quarter results and its current expectations for the fourth quarter. Full-year 2013 revenue is now expected to be approximately the same as 2012 full-year reported GAAP revenue, and up approximately 1-2 percent in constant currency. Preliminary expectations for full-year GAAP earnings per share are in the approximate range of $2.25—$2.35. Non-GAAP earnings per share (which excludes stock-based compensation expense and special items) for the full-year are now expected to be in the approximate range of $2.70—$2.80.(2)

Overall, the International segment revenue in the third quarter declined approximately 2 percent, and was flat in constant currency, compared to the strong prior-year period when revenue grew 23 percent in constant currency.(1) As it has been throughout 2013, revenue growth was strong in Europe where revenue grew approximately 13 percent, up 11 percent in constant currency in the third quarter.(1) However, revenue was lower than expected in the Asia, Pacific, and Japan markets (APJ) where revenue was down approximately 21 percent, down 10 percent in constant currency,(1) and in the Middle East and Africa markets(MEA), where revenue was down approximately 19 percent, down 12 percent in constant currency.(1)

Revenue growth in the Americas segment was approximately 7 percent as reported and in constant currency (1), with lower than expected results primarily outside of the U.S. Revenue in the U.S. grew approximately 8 percent versus the prior-year quarter.

“Although we were disappointed with our preliminary results for the third quarter of 2013, we were pleased with our performance in Europe and in the U.S., which are our two largest markets. We remain confident in our competitive position in all the markets we serve over the long term,” said Mike Koehler, president and chief executive officer, Teradata Corporation.

As a result of lower than expected revenue in the third quarter, correspondingly, free cash flow generated during the third quarter is also anticipated to be lower than expected.

Teradata’s Board of Directors has authorized an additional $300 million to be utilized to repurchase Teradata Corporation common stock under its general open market share repurchase program. Teradata now has a total of approximately $509 million authorized for share repurchases under this program. Teradata can resume its repurchase activities through open market transactions at management’s discretion, in accordance with applicable securities rules regarding issuer repurchases, when its normal blackout period expires after the final results for the third quarter of 2013 are announced later this month.

Teradata will not provide additional information regarding its quarterly results and/or updated full-year expectations until it reports its finalized third quarter results as planned on October 31, 2013. These preliminary results and updated guidance are based on Teradata’s initial analysis of the company’s results for the third quarter and outlook for the remainder of 2013, and are subject to change as the company completes its normal quarterly earnings and guidance processes.

About Teradata

Teradata Corporation (NYSE: TDC) is the world’s leading analytic data solutions company, focused on integrated data warehousing, big data analytics, and business applications. Teradata’s innovative products and services deliver data integration and business insight to empower organizations to make the best decisions possible for competitive advantage. Visit teradata.com for details.

# # #

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

1.	The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the company’s web site at www.teradata.com/investor, which is used to determine revenue on a constant currency (“CC”) basis.

	For the Three Months Ended September 30 (in millions)
	2013	2012	% Chg As Rpt’d	% Chg In CC
Revenue by segment
Americas	$409	$384	7%	7%
International*	$256	$263	-2%	0%

Total Revenue	$665	$647	3%	4%

* For comparison purposes, prior-year amounts have been reclassified to conform to the current-year presentation.

2.	Teradata reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP earnings per diluted share, or EPS, which exclude certain items as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Special items included in Teradata’s 2013 third quarter preliminary GAAP EPS included 5 cents of stock-based compensation expense; 4 cents of acquisition-related intangible assets; and 2 cents of acquisition transaction and integration expenses.

The following table reconciles Teradata’s preliminary actual and projected results and EPS under GAAP to the company’s preliminary actual and projected non-GAAP results and EPS for the periods presented, which exclude certain items. Our management regularly uses supplemental non-GAAP financial measures, such as gross margin, operating income, net income and EPS, excluding certain items internally, to understand, manage and evaluate our business and support operating decisions. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the company’s operating results excluding special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Teradata’s reconciliation of preliminary GAAP to non-GAAP results included in this release:

	For the Three Months Ended September 30
Diluted Earnings Per Share:	2013	2012	Updated 2013 Guidance
GAAP Diluted Earnings Per Share	$0.58-$0.59	$0.60	$2.25-$2.35
Excluding:
Stock-based compensation expense	$0.05	$0.04	$0.22
Amortization of acquisition-related intangible assets	$0.04	$0.04	$0.17
Transaction, integration and reorganization related costs	$0.02	$0.01	$0.08
2012 R&D Tax Credit, enacted in 2013	—	—	($0.02)

Non-GAAP Diluted Earnings Per Share	$0.69-$0.70	$0.69	$2.70-$2.80

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the analytics data solutions business, including ongoing consolidation activity, threats from new and emerging analytic data technologies and competitors, and increased pressure on price/performance for data warehousing solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors described from time-to-time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.